                                                                    Exhibit 99.1

                                BNS HOLDING, INC.
                         25 ENTERPRISE CENTER, SUITE 104
                         MIDDLETOWN, RHODE ISLAND 02842

                              FOR IMMEDIATE RELEASE

           BNS HOLDING, INC. EFFECTUATES A REVERSE/FORWARD STOCK SPLIT

      MIDDLETOWN,   RHODE   ISLAND,   AUGUST  13,  2007  --  BNS  Holding   Inc.
(OTCBB:BNSSA)  has announced that it has filed  amendments to its Certificate of
Incorporation  which  effected  the  1-for-200  reverse  stock split  previously announced,  in which each  stockholder of record owning fewer than 200 shares of
Common Stock have had their shares  converted  into the right to receive  $13.62 for each share of Common  Stock  held  prior to the  reverse  stock  split.  The amendments also effected a 200-for-1 forward stock split  immediately  following the  reverse  stock  split.  Also,  the Company was granted an option to acquire
shares   proposed  to  be   transferred  by   stockholders   subsequent  to  the
reverse/forward Stock Split if, after the proposed transfer,  there would be 250 or more holders of record of the Common Stock. Finally, the amendments decreased the  number of  authorized  shares of Class A Common  Stock from  30,000,000  to
5,000,000, and eliminated the authorized shares of Class B Common Stock.

      This press release contains forward-looking  statements, as defined in the
Private  Securities   Litigation  Reform  Act  of  1995.  Such   forward-looking
statements involve a number of assumptions,  risks, and uncertainties that could cause the actual results of the Company to differ  materially from those matters expressed in or implied by such forward-looking  statements.  They involve known and unknown risks,  uncertainties,  and other  factors,  which are in some cases beyond the control of the Company.  Additional  information regarding these risk factors and  uncertainties is described more fully in the Company's SEC filings.
A copy  of  all  filings  may  be  obtained  from  the  SEC's  EDGAR  web  site,
WWW.SEC.GOV,  or by  contacting:  Kenneth  Kermes,  President  and CEO, or Terry
Gibson, CFO, telephone (401) 848-6300. Further information regarding the Company can be found at the Company's web site, WWW.COLLINSIND.COM.

                                       END